EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Psychemedics Corporation
Acton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134974 and 333-39968) pertaining to the 2000 Stock Option Plan and the 2006 Equity Incentive Plan) of Psychemedics Corporation of our report dated March 25, 2011, relating to the  financial statements which appears in the Annual Report on Form 10-K  for the year ended December 31, 2010.

/s/ BDO USA, LLP

Boston, Massachusetts
March 25, 2011